UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 6, 2015 (September 30, 2015)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 1, 2015, in connection with the appointment of Eduardo Sanchez as Sanchez Energy Corporation’s (the “Company”) President, as described below under Item 5.02, the Company entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Sanchez (the “Indemnitee”).  The Indemnification Agreement requires the Company to, among other things, indemnify the Indemnitee against certain liabilities that may arise in connection with his status or service as one of the Company’s officers or in his capacity at other specified entities at which he serves at the Company’s request and to advance his expenses incurred as a result of any proceeding for which he may be entitled to indemnification.  The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under the General Corporation Law of the State of Delaware and is in addition to any other rights the Indemnitee may have under the Company’s organizational documents or applicable law.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of President

Effective October 1, 2015, Antonio R. Sanchez, III resigned as President of the Company and will remain the Chief Executive Officer of the Company.

(c) Appointment of President

Effective October 1, 2015, immediately following the effectiveness of Mr. Sanchez, III’s resignation as President of the Company, Eduardo Sanchez was appointed to serve as the President of the Company, at which time, the Board of Directors of the Company (the “Board”) delegated to Mr. Sanchez the full duties of this position.

Mr. Sanchez, age 36, has served as President and Chief Executive Officer of Sanchez Resources, LLC (“SR”), an affiliate of the Company and a privately held oil and gas exploration and production company, since 2010.  SR holds and operates properties throughout Louisiana and Mississippi, including a substantial position, within what SR believes to be in the core of the Tuscaloosa Marine Shale (the “TMS”).  Since May of 2015, Mr. Sanchez has served as a member of the board of directors of the general partner of Sanchez Production Partners LP as well as co-president of Sanchez Oil & Gas Corporation, a private oil and natural gas company that engages in the exploration and development of oil and natural gas primarily in Texas and the onshore Gulf Coast areas on behalf of its affiliates, which includes the Company.  In addition, Mr. Sanchez was appointed, in August of 2015, as chief executive officer of Sanchez Oil & Gas Mexico Holdings, LLC, an affiliate of the Company.  Prior to his work at SR, Mr. Sanchez worked at Commonwealth Associates, Inc. focusing on private equity and debt placements in small and midsize market capitalization businesses including those in the energy sector.  Mr. Sanchez received his Bachelor of Science in Business Administration degree from Babson College and his Master of Business Administration degree from Columbia Business School.

Mr. Sanchez will receive compensation and participate in benefit plans at levels consistent with his position and scope of responsibility.  Mr. Sanchez is eligible to participate in the Company’s Second Amended and Restated 2011 Long Term Incentive Compensation Plan (the “Plan”).  However, no equity grants were made by the Company in connection with Mr. Sanchez’s appointment.

Mr. Sanchez is the brother of Mr. Sanchez, III, the Company’s Chief Executive Officer and member of the Board, and the son of A. R. Sanchez, Jr., the Executive Chairman of the Board.  There are no arrangements or understandings between Mr. Sanchez and any other person pursuant to which Mr. Sanchez was appointed as the President of the Company.

Since the beginning of the Company’s last fiscal year, the following are reportable related-party transactions between Mr. Sanchez and the Company under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In August 2013, the Company acquired rights to approximately 40,000 net undeveloped acres in what the Company believes to be the core of the TMS (the “TMS transaction”) for cash and shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). In connection with the TMS transaction, the Company established an Area of Mutual Interest (“AMI”) in the TMS with SR Acquisition I, LLC, a subsidiary of SR. Mr. Sanchez owns 24.05% of SR and is its President and Chief Executive Officer. SR is also indirectly owned, in part, by Mr. Sanchez, III and Mr. Sanchez, Jr. Additionally, Patricio Sanchez and Ana Lee Sanchez Jacobs, each an immediate family member of Messrs. Sanchez, Sanchez, Jr. and Sanchez, III, either directly or indirectly, own equity interests in SR.

During the current year and as of August 31, 2015, the Company paid or incurred approximately $14.8 million on drilling costs on behalf of SR in the AMI. In August 2015, the Company signed an agreement with SR whereby the Company paid SR approximately $8 million in lieu of drilling the remaining two additional gross wells in the AMI (the “Buyout Agreement”). The Buyout Agreement stipulates that the Company has earned full rights to all acreage stated in the TMS transaction and effectively terminates any future Company well carry commitments in the AMI.

Due to Mr. Sanchez’s services to the Company, in connection with the AMI and otherwise, the Compensation Committee of the Board on January 5, 2015, approved a grant of 350,000 shares of restricted Common Stock, with a value of approximately $2.92 million as of the grant date, to Mr. Sanchez, which will vest pro-rata over a three year period. Mr. Sanchez’s responsibilities include oversight of all aspects of the Company’s TMS operations in the AMI. The Compensation Committee of the Board determined, at the time of the grant, that the Company’s TMS operations results were very positive and expected that the AMI would ultimately add significant net asset value to the Company, largely driven by Mr. Sanchez’s efforts.

On October 2, 2015, the Company announced Mr. Sanchez has been appointed as President of the Company. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure

On October 2, 2015, the Company issued the press release described above in Item 5.02 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act nor shall it be deemed incorporated by reference in any filing.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act—that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address the Company’s expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to the Company’s other filings with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this Current Report on Form 8-K, other than as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibits
10.1	Indemnification Agreement, dated as of October 1, 2015, between Sanchez Energy Corporation and Eduardo Sanchez.
99.1	Press release, dated October 2, 2015, announcing Eduardo Sanchez’s appointment as President of Sanchez Energy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: October 6, 2015	By:	/s/ Eduardo Sanchez
Eduardo Sanchez
President

EXHIBIT INDEX

Exhibits
10.1	Indemnification Agreement, dated as of October 1, 2015, between Sanchez Energy Corporation and Eduardo Sanchez.
99.1	Press release, dated October 2, 2015, announcing Eduardo Sanchez’s appointment as President of Sanchez Energy Corporation.